UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, Kensey Nash Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders considered and approved the Company’s Ninth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Amended Plan”).

Effective upon such stockholder approval, the Amended Plan amended and restated the Company’s existing Eighth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as amended. The Amended Plan, among other things, authorizes an additional 600,000 shares of the Company’s Common Stock for issuance thereunder, only 85,000 shares of which may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights. The Amended Plan also increases the maximum term of stock appreciation rights (“SARs”) that may be granted under the Amended Plan so that an SAR may be exercisable up to ten years after the date it is granted.

Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s Common Stock at various future dates, the benefits payable under the Amended Plan are not currently determinable.

Except as described above, the material terms of the Amended Plan are the same as those of the Eighth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as amended. A more complete description of the Amended Plan can be found in the Company’s definitive Proxy Statement for its Annual Meeting of Stockholders held on December 7, 2011, as filed with the SEC.

The foregoing description of the changes made by the Amended Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on December 7, 2011, the Company’s stockholders (i) elected Douglas G. Evans, P.E. and C. McCollister Evarts, M.D. as Class I Directors to the Company’s Board of Directors, each for a term of three years expiring at the Company’s 2014 Annual Meeting of Stockholders, (ii) approved the Amended Plan, (iii) ratified the appointment by the Company’s Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company’s financial statements for the fiscal year ending June 30, 2012, (iv) approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers, and (v) recommended, by a non-binding advisory vote, that future advisory votes by stockholders on the compensation of the Company’s named executive officers occur every year (rather than every two years or every three years). The following summarizes the voting results on each of the proposals considered at the Annual Meeting:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Class I Director:
Douglas G. Evans, P.E.	5,703,700	1,779,851	—	—	705,703
C. McCollister Evarts, M.D.	5,609,513	1,874,038	—	—	705,703

Approval of the Ninth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan	5,883,360	—	1,594,336	5,855	705,703

Ratification of the Appointment of Deloitte & Touche LLP	7,953,878	—	234,959	417	—

Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers	7,328,119	—	57,726	97,706	705,703

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Recommendation of a frequency of future advisory (non-binding) votes by stockholders on the compensation of the Company’s named executive officers	6,488,157	20,707	875,139	99,548	705,703

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ninth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: December 13, 2011

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